SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                   FORM 8-K/A1


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934






Date of Report (Date of earliest event reported)    May 28, 1999

                          HomeSeekers.com, Incorporated
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



          Nevada                       0-23835                87-0397464
--------------------------------------------------------------------------------
(State or other jurisdiction      (Commission File          (IRS Employer
     or incorporation)                 Number)           Identification No.)



                 2241 Park Place, Suite E, Minden, Nevada 89423
--------------------------------------------------------------------------------
          (Address of principal executive offices, including zip code)


Registrant's telephone number, including area code       (775) 782-2977


--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets.

         On June 11, 1999, HomeSeekers.com, Incorporated (the "Company") reported on Form 8-K (the "Initial Report") that it had acquired all of the outstanding shares of Holloway Publications, Inc., an Indiana corporation ("HPI"). The purpose of this Report is to amend the Initial Report by filing the financial information identified in Item 7, below, in connection with the Company's acquisition of HPI.


Item 7.  Financial Statements, Pro Forma Financial Information, and Exhibits.

a) Financial Statements of Holloway Publications, Inc. for the periods specified in Rule 3-05(b) of Regulation S-X, are attached hereto.

b) Pro Forma Financial Information required pursuant to Article 11 of Regulation S-X, are attached hereto.

c)       Exhibits.

         1) Plan and Agreement of Reorganization between HomeSeekers.com, Incorporated and Holloway Publications, Inc. and its shareholders*.

         2) Employment Agreement by and between HomeSeekers.com, Incorporated and Holloway Publications, Inc. and Steven H. Holloway**.


* Incorporated by reference to Exhibit (c)(1) to Report on Form 8-K filed June 11, 1999.

** Incorporated by reference to Exhibit (c)(2) to Report on Form 8-K filed June 11, 1999.

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     HOMESEEKERS.COM, INCORPORATED



                                     By: /s/ Greg Johnson
                                         -------------------------------------
                                         Greg Johnson, Chief Executive Officer


Dated:   August 6, 1999

                           HOLLOWAY PUBLICATIONS, INC.
                          AUDITED FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997

                           HOLLOWAY PUBLICATIONS, INC.
                                TABLE OF CONTENTS


                                                                    Page
                                                                    ----

INDEPENDENT AUDITORS' REPORT                                           1

FINANCIAL STATEMENTS

         Balance Sheets                                              2-3

         Statements of Income, Comprehensive
            Income and Retained (Deficit) Earnings                     4

         Statements of Cash Flows                                    5-6

         Notes to Financial Statements                              7-17

                      Albright, Persing & Associates, Ltd.

                          CERTIFIED PUBLIC ACCOUNTANTS
                          1025 Ridgeview Dr., Suite 300
                               Reno, Nevada 89509



                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------


To the Stockholders of
Holloway Publications, Inc.

         We have audited the accompanying balance sheets of Holloway Publications, Inc. as of December 31, 1998 and 1997, and the related statements of income, comprehensive income and retained (deficit) earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Holloway Publications, Inc. as of December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.





/s/ Albright, Persing & Associates, Ltd.



May 27, 1999, except for Note 10, as to which the date is July 23, 1999

                           HOLLOWAY PUBLICATIONS, INC.
                                 BALANCE SHEETS
                           DECEMBER 31, 1998 AND 1997


                                     ASSETS

                                                                                    1998              1997
                                                                                  --------         ----------
Current Assets:
     Cash                                                                    $       6,071     $          50
     Accounts receivable                                                            98,045           116,091
     Notes receivable                                                                1,180             8,435
     Prepaid expenses                                                                7,922             4,585
                                                                             -------------     -------------
              Total current assets                                                 113,218           129,161
                                                                             -------------     -------------

Equipment, Net                                                                     117,727            57,824
                                                                             -------------     -------------

Other Assets:
     Notes receivable                                                                  176               438
     Customer list and trademark, net of accumulated
        amortization of $28,500 in 1998 and $19,500
        in 1997                                                                    106,500           115,500
     Franchise fee, net of accumulated amortization
       of $10,125 in 1997                                                                -             4,875
     Loan fees, net of accumulated amortization of
       $314 in 1998                                                                  8,474                 -
     Deposits                                                                          575               575
                                                                             -------------     -------------
                                                                                   115,725           121,388
                                                                             -------------     -------------

     Total Assets                                                              $   346,670       $   308,373
                                                                             =============     =============


 The accompanying notes are an integral part of these financial statements.

                           HOLLOWAY PUBLICATIONS, INC.
                                 BALANCE SHEETS
                           DECEMBER 31, 1998 AND 1997

                 LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY

                                                                                    1998              1997
                                                                                  --------         ----------
Current liabilities:
     Bank overdraft                                                       $              -       $    16,639
     Current portion of long-term debt                                             147,528            89,539
     Due to shareholders                                                                 -             2,000
     Accounts payable                                                              120,489            65,915
     Accrued salaries                                                                4,397             3,009
     Accrued expenses                                                                2,834             3,039
     Accrued interest payable                                                        2,431               360
     Deferred revenue                                                                    -            12,600
                                                                           ---------------   ---------------
              Total current liabilities                                            277,679           193,101

Long-term Debt, net of current portion                                             346,756            12,565
Due to shareholders                                                                 26,000                 -
                                                                           ---------------   ---------------

              Total Liabilities                                                    650,435           205,666
                                                                           ---------------   ---------------

Stockholders' (deficit) equity:
     Common stock, no par value, 1,000 shares
         shares authorized, 100 shares issued
         and outstanding                                                               100               100
     Retained (deficit) earnings                                                  (303,865)          102,607
                                                                           ---------------   ---------------
              Total stockholders' (deficit) equity                                (303,765)          102,707
                                                                           ---------------   ---------------

              Total Liabilities and Stockholders'
                 (Deficit) Equity                                              $   346,670       $   308,373
                                                                           ===============   ===============

 The accompanying notes are an integral part of these financial statements.

                           HOLLOWAY PUBLICATIONS, INC.
                   STATEMENTS OF INCOME, COMPREHENSIVE INCOME
                         AND RETAINED (DEFICIT) EARNINGS
                     YEARS ENDED DECEMBER 31, 1998 AND 1997

                                                                                  1998             1997
                                                                                --------          -------
Net Sales                                                                       $1,269,655        $1,019,530
Cost of Sales                                                                      622,658           445,649
                                                                                ----------        ----------

     Gross Profit                                                                  646,997           573,881
                                                                                ----------        ----------

Operating Expenses
     General and administrative expenses                                           473,921           424,796
     Franchise termination                                                         430,949                 -
                                                                                ----------        ----------
                                                                                   904,870           424,796
                                                                                ----------        ----------

     (Loss) Income from operations                                                (257,873)          149,085
                                                                                ----------        ----------

Other Income (Expense)
     Interest expense                                                              (24,636)          (16,025)
     Interest income                                                                   437                22
                                                                                ----------        ----------
                                                                                   (24,199)          (16,003)
                                                                                ----------        ----------

         Net (Loss) Income                                                        (282,072)          133,082

Other Comprehensive Income                                                               -                 -
                                                                                ----------        ----------

     Comprehensive (Loss) Income                                                  (282,072)          133,082

     Retained (deficit) earnings beginning of year                                 102,607            70,291
     Shareholder distributions                                                    (124,400)         (100,766)
                                                                                ----------        ----------

     Retained (deficit) earnings, end of year                                   $(303,865)        $  102,607
                                                                                ==========        ==========

 The accompanying notes are an integral part of these financial statements.

                           HOLLOWAY PUBLICATIONS, INC.
                            STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 1998 AND 1997


                                                                                     1998         1997
                                                                                   --------      -------
CASH FLOW FROM OPERATING ACTIVITIES

     Net Income (Loss)                                                              $(282,072)   $ 133,082
                                                                                    ---------    ---------
     Adjustments to reconcile net income (loss)
         to net cash provided (used) by operating
         activities
              Depreciation                                                             21,912       20,327
              Amortization                                                             10,439       10,500
              Change in provision for bad debts                                          (183)       1,173
              Loss on writeoff of franchise fee                                         3,750            -
              Decrease in accounts receivable                                          18,229        6,180
              (Increase) Decrease in prepaid assets                                    (3,337)       3,887
              Increase in accounts payable                                             54,574       16,662
              Increase in accrued salaries                                              1,388          250
              (Decrease) in accrued expenses                                             (205)      (1,796)
              Increase (Decrease) in accrued interest payable                           2,071         (882)
              (Decrease) Increase in deferred income                                  (12,600)      12,600
                                                                                    ---------    ---------
                                                                                       96,038       68,901
                                                                                    ---------    ---------

                  Net cash (used) provided by operating activities                   (186,034)     201,983
                                                                                    ---------    ---------

CASH FLOW FROM INVESTING ACTIVITIES

     Notes receivable additions                                                             -       (8,873)
     Notes receivable collections                                                       7,517            -
     Purchase of equipment                                                             (8,183)      (8,385)
     Loan fees paid                                                                    (8,788)           -
     Shareholder distributions                                                       (124,400)    (100,766)
                                                                                    ---------    ---------
                  Net cash used by investing activities                              (133,854)    (118,024)
                                                                                    ---------    ---------

CASH FLOW FROM FINANCING ACTIVITIES

     Loan proceeds                                                                    389,000        2,000
     Proceeds from bank overdraft                                                     (16,639)      (6,860)
     Principal payments on notes and capital leases payable                           (46,452)     (79,099)
                                                                                    ---------    ---------
                  Net cash provided (used) by financing activities                    325,909      (83,959)
                                                                                    ---------    ---------

                  Net increase in cash and cash equivalents                             6,021            -

Cash, beginning of year                                                                    50           50
                                                                                    ---------    ---------
Cash, end of year                                                                   $   6,071    $      50
                                                                                    =========    =========

 The accompanying notes are an integral part of these financial statements.

                           HOLLOWAY PUBLICATIONS, INC.
                            STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 1998 AND 1997



SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING TRANSACTIONS

     During 1998 obligations of $73,632 were incurred when the company purchased new equipment under capital lease obligations.


SUPPLEMENTAL DISCLOSURE

                                                  1998              1997
                                                -------           --------

     Interest paid                              $  22,826        $   16,407
                                               ==========        ==========


 The accompanying notes are an integral part of these financial statements.

                           HOLLOWAY PUBLICATIONS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997




NOTE 1 - DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES
--------------------------------------------------------------------

     This summary of significant accounting policies of Holloway Publications, Inc. (the Company) is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management, which is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements

Description of Business
-----------------------

Holloway Publications, Inc. (the "Company") was originally incorporated under the laws of the State of Indiana on October 2, 1991. The Company offers publishing services to individual realtors, almost exclusively comprised of the printing of specialty brochures and magazines for individual realtors and realtor groups. The principal customers for the Company's products are realtors located in the greater Indianapolis, Indiana area. Effective January 1, 1994, the Company became an S Corporation for federal income tax purposes.

Equipment
---------

Equipment is stated at cost. Depreciation is calculated using the straight-line method over estimated useful lives ranging from 5 to 7 years.

Income Taxes
------------

The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Company does not pay federal corporate income taxes on its taxable income. Instead, the stockholders are liable for individual federal income taxes on their respective portions of the Company's taxable income.

Financial Statement Estimates
-----------------------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

                           HOLLOWAY PUBLICATIONS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997


NOTE 1 - DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES-
---------------------------------------------------------------------
Continued

Concentrations of Credit Risk
-----------------------------

Financial instruments which potentially subject the Company to credit risk consist primarily of cash in bank, trade receivables, and receivables from officers/stockholders. The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company extends credit to its customers in the ordinary course of business. At December 31, 1998 and 1997, substantially all of the accounts receivable are due from customers within the real estate and related industries.

Concentrations of Operations
----------------------------

All of the Company's current product offerings are designed for use by persons operating in the national domestic real estate market. Any recessionary pressures or other disturbances in the national real estate market could have an adverse effect on the Company's operations.

Fair Values of Financial Instruments
------------------------------------

Effective July 1, 1994, the Company adopted Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments" ("SFAS No. 107"). The carrying amounts reported in the balance sheet for cash and cash equivalents approximate those assets' fair values. Active markets for the Company's other financial instruments that are subject to the fair value disclosure requirements of SFAS No. 107, which consist of accounts receivable and notes payable, do not exist and there are no quoted market prices for these instruments. Accordingly, it is not practicable to estimate the fair values of such financial instruments because of the limited information available to the Company and because of the significance of the cost to obtain independent appraisals for this purpose.

Stock Options
-------------

The Company adopted SFAS No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"), which is effective for fiscal years beginning after December 15, 1995, or earlier as permitted. As provided by SFAS No. 123, the Company will continue to account for employee stock options under Accounting Principles Board
(APB) Opinion No. 25, "Accounting for Stock Issued to Employees". The Company had no stock options that vested during the years ended December 31, 1998 and 1997, therefore, no disclosure of the proforma net income and earnings per share effect, as if the Company had used the fair value based method prescribed under SFAS No. 123, is required.

                           HOLLOWAY PUBLICATIONS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997


NOTE 1 - DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES-
---------------------------------------------------------------------
Continued

Revenue Recognition
-------------------

Magazine publication revenues relating to advertising and real estate listings are recorded based on the date of publication of the related magazine.

Amortization
------------

The cost of trademarks, customer lists and franchise rights, licenses and other operating rights are being amortized on the straight line basis over their remaining lives, ranging from 7 to 15 years.

Loan fees and other costs connected with obtaining and executing debt agreements are capitalized and amortized over the term of the related debt.

Amortization expense charged to operations in 1998 and 1997 was $10,439 and $10,500, respectively.

Comprehensive Income
--------------------

In June, 1997, the Financial Accounting Standards Board issued SFAS No. 130, Reporting Comprehensive Income. SFAS No. 130 establishes standards for reporting and presentation of comprehensive income and its components in a full set of general-purpose financial statements. This statement does not, however, require a specific format for the disclosure, but requires the Company to display an amount representing total comprehensive income for the period in its financial statements. Comprehensive income is determined by adjusting net income by other items not included as a component of net income, such as the unrealized gain
(loss) on certain marketable securities. During the periods presented, the Company had no additional components that were not a part of net income (loss), therefore, comprehensive income and net income are the same amount.

NOTE 2 - BUSINESS ACQUISITIONS
------------------------------

On November 8, 1995, the Company purchased certain assets comprising the Executive Homes magazine from IBJ Corporation, the owner of a business newspaper, in exchange for cash and a note payable. The purchase price was allocated to the name and customer lists, both of which are being amortized on the straight-line basis over the estimated useful life of 15 years, commencing in 1995.

                           HOLLOWAY PUBLICATIONS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997


NOTE 3 - ACCOUNTS RECEIVABLE
----------------------------

Accounts receivable consist of the following:
                                                                                        December 31,
                                                                               -----------------------------
                                                                                  1998               1997
                                                                               -----------         ---------
     Trade receivables                                                          $   99,035        $  117,264
     Less: Allowance for bad debts                                                    (990)           (1,173)
                                                                                ----------        ----------

                                                                                $   98,045        $  116,091
                                                                                ==========        ==========

NOTE 4 - NOTES RECEIVABLE
-------------------------

Notes receivable consist of the following:

                                                                                        December 31,
                                                                               -----------------------------
                                                                                  1998               1997
                                                                               -----------         ---------
     Installment notes receivable from
       customers, bearing interest rates to 18%
       per annum, monthly payments
       range from $30 to $650, all unsecured                                  $      1,356        $    8,873

     Less: Current Portion                                                          (1,180)           (8,435)
                                                                              ------------        ----------

     Long-Term Portion of Notes Receivable                                    $        176        $      438
                                                                              ============        ==========

NOTE 5 - EQUIPMENT
------------------

Equipment consists of the following:
                                                                                         December 31,
                                                                               -----------------------------
                                                                                 1998               1997
                                                                               -----------         ---------
     Equipment                                                                $     25,423      $     18,891
     Equipment under capital leases                                                123,157            94,030
     Computer software                                                              47,323             1,167
                                                                              ------------      ------------
                                                                                   195,903           114,088
     Less: accumulated depreciation                                                (78,176)          (56,264)
                                                                              ------------      ------------
                                                                              $    117,727      $     57,824
                                                                              ============      ============

                           HOLLOWAY PUBLICATIONS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997


NOTE 6 - LONG-TERM DEBT
-----------------------

Long-term debt consists of the following:
                                                                                           December 31,
                                                                                   ---------------------------
                                                                                     1998               1997
                                                                                   ---------          --------
    Note payable to Huntington National Bank of Indiana, originally dated
       April, 1995, renewed and amended on an annual basis, line of credit obligation, interest only payable monthly at a per annum rate equal to the bank's prime rate plus 2% (9.75% at 12/31/98) through July, 1999, secured by any funds of the Company on deposit with Huntington National
       Bank, personally guaranteed by the majority shareholders.                  $ 70,000         $  60,000

     Note payable to Huntington National Bank of Indiana, dated November, 1995, installment note obligation, payable at $1,111 per month plus interest at a per annum rate equal to the bank's prime rate plus 2% (10.5% at
       12/31/97) through November, 1998, secured by any funds of the Company on deposit with Huntington National Bank, personally
       guaranteed by the majority shareholders.                                          -            11,111


     Note payable to Huntington National Bank of Indiana, dated September, 1998,
       SBA guaranteed installment note obligation, payable at $4,202 per month plus interest at a per annum rate of 9.75%, maturity September, 2005, secured by all of the Company's personal property, personally
       guaranteed by the majority shareholders.                                    339,896                 -



                                       11


                           HOLLOWAY PUBLICATIONS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997


NOTE 6 - LONG-TERM DEBT - Continued
--------------------------

     Note payable to IBJ Corporation, dated November, 1995, installment note obligation, payable at $3,269 per month plus interest equal to the monthly prime rate established by the National Bank of Indianapolis (8.5%
       at 12/31/97) through January, 1998, secured by license to use Executive
       Homes name and files, personally guaranteed by majority shareholders.             -             3,269

     Note payable to CFC Leasing Corp, dated dated September, 1998, lease interim funding agreement, all principal and accrued interest at 11% per annum due February, 1999, outstanding principal balance converted into long-term capital lease obligation, secured by lease agreement dated
       September, 1998, personally guaranteed
       by majority shareholders.                                                    44,505                 -

     Capital lease payable to GE Capital Trans Leasing, dated December, 1996, payable at $1,219 per month including interest imputed at 13% per annum, maturity November, 1999, secured by certain computer equipment,
       personally guaranteed by shareholder.                                        12,565            24,659

     Capital lease payable to NBD Leasing,
       Inc., dated July, 1995, payable at $438 per month including interest imputed at 15% per annum, maturity July, 1998, secured by certain
       computer equipment, personally guaranteed by shareholder.                         -             3,065

                                       12


                           HOLLOWAY PUBLICATIONS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997


NOTE 6 - LONG-TERM DEBT - Continued
--------------------------

     Capital lease payable to GE Capital Trans Leasing, dated March, 1998, payable at $243 per month including interest imputed at 14% per annum, maturity March, 2001, secured by certain computer equipment, personally
       guaranteed by shareholder.                                                    5,613                 -

     Capital lease payable to Star Financial Bank, dated October, 1998, payable at $683 per month including interest imputed at 21% per annum, maturity
       December, 2002, secured by certain magazine racks, personally
       guaranteed by shareholder.                                                   21,705                 -
                                                                                ----------        ----------
                                                                                   494,284           102,104
     Less Current Portion                                                         (147,528)          (89,539)
                                                                                ----------        ----------

     Long Term Debt                                                             $  346,756        $   12,565
                                                                                ==========        ==========

     The amount of interest cost incurred for the years ended December 31, 1998 and 1997 was $23,601 and $15,913, all of which was charged to operations.

     Following are maturities of long-term debt for each of the next five years:

              Year ended
              December 31,                                              Amount
              ------------                                              ------
                  1999                                             $   147,528
                  2000                                                  69,732
                  2001                                                  70,767
                  2002                                                  68,077
                  2003                                                  50,429
                  Thereafter                                            87,751
                                                                   -----------

                                                                   $   494,284
                                                                   ===========
                                       13

                           HOLLOWAY PUBLICATIONS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997


NOTE 7 - AMOUNTS DUE TO SHAREHOLDERS
------------------------------------

Amounts due to shareholders consist of the following:
                                                                                        December 31,
                                                                                ----------------------------
                                                                                  1998                1997
                                                                                -------             --------
     Note payable to Steve Holloway, dated July, 1997, no specific repayment terms, interest accrues at rate of 12% per annum, maturity
       July, 1998, unsecured.                                                   $        -      $      2,000

     Note payable to Steve Holloway, dated August, 1998, interest only due monthly at rate of 12% per annum, maturity December 31, 2001 at which time all unpaid principal is
       due, unsecured.                                                              16,000                 -

     Note payable to Steve Holloway, dated November, 1998, interest only due monthly at rate of 12% per annum, maturity December 31, 2001 at which time all unpaid principal is
       due, unsecured.                                                              10,000                 -
                                                                                ----------      ------------
                                                                                    26,000             2,000
     Less Current Portion                                                       (        -)           (2,000)
                                                                                ----------      ------------

     Long Term Portion                                                          $   26,000      $          -
                                                                                ==========      ============

     The amount of interest cost incurred on related party debt for the years ended December 31, 1998 and 1997 was $1,035 and $112, all of which was charged to operations.

NOTE 8 - DIVIDEND DISTRIBUTIONS
-------------------------------

As disclosed in Note 1, the Company is taxed as an S corporation under the provisions of the Internal Revenue Code. Under those provisions, the shareholders are liabile for individual federal and state income taxes on their respective shares of the Company's taxable income. It is the policy of the Company to distribute cash dividends to shareholders as a result of this pass-through of income.

                           HOLLOWAY PUBLICATIONS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997


NOTE 9 - COMMITMENTS AND CONTINGENCIES
--------------------------------------


Capital Leases
--------------

     The Company has computer equipment with a net book value of $53,322 (accumulated depreciation of $69,835) under capital leases at December 31,1998.

     Minimum future lease payments under the capital leases as of December 31, 1998, for each of the next five years and in aggregate is as follows:

              Year Ended
              December 31,                                                      Amount
              ------------                                                      ------
                  1999                                                        $     23,843
                  2000                                                              11,121
                  2001                                                               8,930
                  2002                                                               8,199
                  Subsequent to 2002                                                     -
                                                                             -------------
                                                                                    52,093
                  Less: amount representing interest                               (12,210)
                                                                             -------------
                  Present value of minimum lease payments                    $      39,883
                                                                             =============

     The interest rate on capitalized leases varies from 12.00% to 21.17% and is imputed based on the lessor's implicit rate of return.

Operating Leases
----------------

The Company conducts its Indiana operations from facilities leased under a noncancellable operating lease expiring in September, 1999. The operating lease provides for a one year renewal option at the fair rental value at the time of renewal. In the normal course of business, operating leases are generally renewed or replaced by other leases.

Rental expense was $7,511 in 1998 and $7,239 in 1997.

                           HOLLOWAY PUBLICATIONS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997


NOTE 9 - COMMITMENTS AND CONTINGENCIES - Continued
---------------------------------------

Other Agreements
----------------

In July, 1998, the Company entered into an agreement with a local business newspaper to enable it to insert a magazine publication into the newspaper every four weeks during 1999 and 2000. Future minimum insertion fees under the agreement are as follows:

              Year Ended
              December 31,                                            Amount
              ------------                                            ------
                  1999                                             $    36,400
                  2000                                                  36,400
                                                                   -----------
                                                                   $    72,800
                                                                   ===========
Employee Bonus Agreements
-------------------------

The Company has entered into compensation plans with key employees that govern annual salaries, bonuses and employee benefits.

Franchise Termination
---------------------

In August, 1998, the Company entered into a Settlement Agreement with Homes & Land Publishing, Ltd. wherein, in consideration for a lump sum payment of $430,949, all franchise agreements and relationships with the franchisor were terminated.

Sales/Use Tax Assessment
------------------------

The Company has been issued a letter of findings, dated April 9, 1999, by the Indiana Department of Revenue for unpaid sales and use taxes for 1993-1995. In a prior audit report, dated March 17, 1997, the Indiana Department of Revenue asserted a tax deficiency for these three years totaling approximately $62,000. The April, 1999 letter of findings acknowledged certain adjustments in the 1997 audit were improper, but asserted that certain taxes are still owing. Outside counsel for the Company has advised that at this stage in the proceedings, he cannot offer an opinion as to the probable outcome, therefore, no liability for amounts ultimately payable, if any, has been recorded in the financial statements. The Company is vigorously defending its position in this matter.

                           HOLLOWAY PUBLICATIONS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997


NOTE 10 - SUBSEQUENT EVENTS
---------------------------

Purchase of Company
-------------------

On May 28, 1999, the Company was acquired by HomeSeekers.com, Inc. in a stock-for-stock exchange accounted for as a purchase. As a part of the sale, the majority shareholders of the Company agreed to personally assume the liability for any amounts ultimately payable, if any, relating to the sales and use tax issue discussed above.

Payment of Accounts Payable and Notes Payable
---------------------------------------------

Immediately after the acquisition of the Company, HomeSeekers advanced $475,184 to the Company, the proceeds of which were used to pay the following liabilities:

              Outstanding accounts payable                           $   71,881
              Note payable to Huntington National Bank                   70,000
              Note payable to Huntington National Bank                  319,381
              Accrued interest on notes payable                             922
              Paydown of related party notes payable                     13,000
                                                                     ----------

                                                                     $  475,184
                                                                     ==========

The notes payable to Huntington National Bank were required to be repaid upon the occurrence of certain events, including a change in ownership of the Company.

Termination of S Corporation Status
-----------------------------------

Due to the purchase of 100% of the outstanding stock of the Company by a disqualifying shareholder, the Company's S corporation status was automatically terminated on May 28, 1999.

                           HOLLOWAY PUBLICATIONS, INC.
                     INTERIM UNAUDITED FINANCIAL STATEMENTS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1999



                           HOLLOWAY PUBLICATIONS, INC.
                                TABLE OF CONTENTS


                                                                                                      Page

ACCOUNTANTS' DISCLAIMER OF OPINION                                                                     1

FINANCIAL STATEMENTS

         Unaudited Balance Sheet                                                                     2-3

         Unaudited Statements of Income, Comprehensive
            Income and Retained (Deficit) Earnings                                                     4

         Unaudited Statements of Cash Flows                                                          5-6

         Notes to Unaudited Financial Statements                                                     7-9


                      Albright, Persing & Associates, Ltd.

                          CERTIFIED PUBLIC ACCOUNTANTS
                          1025 Ridgeview Dr., Suite 300
                               Reno, Nevada 89509




                       ACCOUNTANTS' DISCLAIMER OF OPINION




To the Stockholders of
Holloway Publications, Inc.

         The accompanying balance sheet of Holloway Publications, Inc. as of June 30, 1999, and the related statements of income, comprehensive income and retained (deficit) earnings and cash flows for the six months ended June 30, 1999 and 1998 were not audited by us, and accordingly, we do not express an opinion on them.




/s/ Albright, Persing & Associates, Ltd.




August 4, 1999



                           HOLLOWAY PUBLICATIONS, INC.
                                  BALANCE SHEET
                                  JUNE 30, 1999
              (Unaudited - See Accountants' Disclaimer of Opinion)


                                     ASSETS


Current Assets:
     Cash                                                             $      801
     Accounts receivable                                                 129,785
     Prepaid expenses                                                     14,792
                                                                      ----------
              Total current assets                                       145,378
                                                                      ----------

Equipment, Net                                                           105,292
                                                                      ----------

Other Assets:
     Customer list and trademark, net of accumulated
        amortization of $33,000                                          102,000
     Goodwill, net of accumulated amortization of
        $7,247                                                         1,297,186
     Deposits                                                                575
                                                                      ----------
                                                                       1,399,761
                                                                      ----------

     Total Assets                                                     $1,650,431
                                                                      ==========

The accompanying notes are an integral part of these financial statements.



                           HOLLOWAY PUBLICATIONS, INC.
                                  BALANCE SHEET
                                  JUNE 30, 1999
              (Unaudited - See Accountants' Disclaimer of Opinion)



                 LIABILITIES AND STOCKHOLDER'S (DEFICIT) EQUITY


Current liabilities:
     Current portion of capital lease obligations                   $    25,752
     Due to former shareholders                                          13,000
     Accounts payable                                                   125,108
     Accrued salaries                                                     6,038
     Accrued expenses                                                     3,371
     Accrued interest payable                                             2,677
                                                                    -----------
              Total current liabilities                                 175,946

Advances from parent                                                    475,184
Capital Lease Obligations, net of current portion                        49,586
                                                                    -----------

              Total Liabilities                                         700,716
                                                                    -----------

Stockholder's (deficit) equity:
     Common stock, no par value, 1,000 shares
         shares authorized, 100 shares issued
         and outstanding                                                    100
     Additional paid in capital                                       1,304,433
     Retained (deficit) earnings                                       (354,818)
                                                                    -----------
              Total stockholder's (deficit) equity                      949,715
                                                                    -----------

              Total Liabilities and Stockholder's
                 (Deficit) Equity                                   $ 1,650,431
                                                                    ===========




The accompanying notes are an integral part of these financial statements.




                           HOLLOWAY PUBLICATIONS, INC.
                   STATEMENTS OF INCOME, COMPREHENSIVE INCOME
                         AND RETAINED (DEFICIT) EARNINGS
                     SIX MONTHS ENDED JUNE 30, 1999 AND 1998
              (Unaudited - See Accountants' Disclaimer of Opinion)

                                                            1999        1998
                                                          --------   -----------

Net Sales                                                $ 714,149    $ 585,603
Cost of Sales                                              390,820      268,580
                                                         ---------    ---------

     Gross Profit                                          323,329      317,023

Operating Expenses                                         282,854      245,524
                                                         ---------    ---------

     Income from operations                                 40,475       71,499
                                                         ---------    ---------

Other Income (Expense)
     Interest expense                                      (24,279)      (5,058)
     Interest income                                          --            437
                                                         ---------    ---------
                                                           (24,279)      (4,621)
                                                         ---------    ---------

         Net Income                                         16,196       66,878

Other Comprehensive Income                                    --           --
                                                         ---------    ---------

     Comprehensive Income                                   16,196       66,878

     Retained (deficit) earnings beginning of period      (303,865)     102,607
     Shareholder distributions                             (67,149)     (37,839)
                                                         ---------    ---------

     Retained (deficit) earnings, end of period          $(354,818)   $ 131,646
                                                         =========    =========

The accompanying notes are an integral part of these financial statements.




                           HOLLOWAY PUBLICATIONS, INC.
                            STATEMENTS OF CASH FLOWS
                     SIX MONTHS ENDED JUNE 30, 1999 AND 1998
              (Unaudited - See Accountants' Disclaimer of Opinion)


                                                                                 1999                   1998
                                                                               --------               -------

CASH FLOW FROM OPERATING ACTIVITIES

     Net Income                                                                 $  16,196             $  66,878
                                                                                ---------             ---------
     Adjustments to reconcile net income
         to net cash provided by operating
         activities
              Depreciation                                                         17,135                10,416
              Amortization                                                         20,221                 5,250
              Change in provision for bad debts                                      --                  (1,173)
              (Increase) Decrease in accounts receivable                          (31,740)                6,636
              (Increase) Decrease in prepaid expenses                              (6,870)                4,585
              Increase (Decrease) in accounts payable                               4,619                (8,939)
              Increase (Decrease) in accrued liabilities                            2,424                (5,714)
                                                                                ---------             ---------
                  Total Adjustments                                                 5,789                11,061
                                                                                ---------             ---------

              Net cash provided by operating activities                            21,985                77,939
                                                                                ---------             ---------


CASH FLOW FROM INVESTING ACTIVITIES

     Notes receivable collections                                                   1,356                 8,873
     Purchase of equipment                                                           --                  (5,448)
     Shareholder distributions                                                    (67,149)              (37,839)
                                                                                ---------             ---------
              Net cash used by investing activities                               (65,793)              (34,414)
                                                                                ---------             ---------


CASH FLOW FROM FINANCING ACTIVITIES

     Proceeds from advances by parent                                             475,184                  --
     Repayment of bank overdraft                                                     --                 (16,639)
     Principal payments on notes and capital leases payable                      (436,646)              (17,592)
                                                                                ---------             ---------
              Net cash provided (used) by financing activities                     38,538               (34,231)
                                                                                ---------             ---------

              Net decrease in cash                                                 (5,270)                9,294

Cash, beginning of period                                                           6,071                    50
                                                                                ---------             ---------

Cash, end of period                                                             $     801             $   9,344
                                                                                =========             =========



The accompanying notes are an integral part of these financial statements.

                           HOLLOWAY PUBLICATIONS, INC.
                            STATEMENTS OF CASH FLOWS
                     SIX MONTHS ENDED JUNE 30, 1999 AND 1998
              (Unaudited - See Accountants' Disclaimer of Opinion)



SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING
TRANSACTIONS

During the periods ended June 30, 1999 and 1998, obligations of $49,205 and $7,127, respectively, were incurred when the Company purchased new equipment under capital lease obligations.

During the six month period ended June 30, 1999, due to the purchase of the Company, goodwill and additional paid in capital of $1,304,433 resulting from the application of purchase accounting was recorded to reflect the excess of the purchase price over the net book value of the Company.


SUPPLEMENTAL DISCLOSURE

                                                           1999            1998
                                                     -----------          ------

     Interest paid                                   $    24,033          $5,418
                                                     ===========          ======




















The accompanying notes are an integral part of these financial statements.

                           HOLLOWAY PUBLICATIONS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             JUNE 30, 1999 AND 1998
              (Unaudited - See Accountants' Disclaimer of Opinion)


NOTE 1 - DESCRIPTION OF BUSINESS

The accompanying financial statements are prepared in accordance with the instructions for interim financial statements, are unaudited, and do not include all the information and disclosures requried by generally accepted accounting principles for complete financial statements. All adjustments that, in the opinion of management, are necessary for a fair presentation of the results of operations for the interim periods have been made and are of a recurring nature unless otherwise disclosed herein. The results of operations for such interim periods are not necessarily indicative of results of operations for a full year.

Description of Business

Holloway Publications, Inc. (the "Company") was originally incorporated under the laws of the State of Indiana on October 2, 1991. The Company offers publishing services to individual realtors, almost exclusively comprised of the printing of specialty brochures and magazines for individual realtors and realtor groups. The principal customers for the Company's products are realtors located in the greater Indianapolis, Indiana area. Effective January 1, 1994, the Company became an S Corporation for federal income tax purposes.

Acquisition of Business

     On May 28, 1999, all of the issued and outstanding common stock of the Company was acquired by HomeSeekers.com, Inc. ("HomeSeekers"), in exchange for 150,872 shares of HomeSeeker's common stock, valued at $971,163 based on the approximate fair market value of the HomeSeekers common stock at the date of acquisition. The acquisition was accounted for using the purchase method of accounting and resulted in the assumption of net liabilities of $333,270. Recorded goodwill of $1,304,433 resulted from the allocation of the excess of the purchase price over the book value of the net assets.

NOTE 2 - LONG-TERM DEBT

In June, 1999, the Company was advanced $475,184 by its parent, the proceeds of which were used to pay the following liabilities:

              Outstanding accounts payable                         $   71,881
              Note payable to Huntington National Bank                 70,000
              Note payable to Huntington National Bank                319,381
              Accrued interest on notes payable                           922
              Paydown of related party notes payable                   13,000
                                                                   ----------
                                                                   $  475,184
                                                                   ==========
                                        7

                           HOLLOWAY PUBLICATIONS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             JUNE 30, 1999 AND 1998
              (Unaudited - See Accountants' Disclaimer of Opinion)


NOTE 2 - LONG-TERM DEBT - Continued

The notes payable to Huntington National Bank were required to be repaid upon the occurrence of certain events, including a change in ownership of the Company. The advances from the parent contain no formal repayment terms, are not expected to be paid during the next twelve months, and therefore are recorded as long-term liabilities.


NOTE 3 - INCOME TAXES

Due to the purchase of 100% of the outstanding stock of the Company by a disqualifying shareholder, the Company's S corporation status was automatically terminated on May 28, 1999. Accordingly, the Company will be required to file regular corporate tax returns, either individually or on a consolidated basis with its parent. The deferred income tax provision shown below was computed based on differences between income tax and financial reporting for the tax period beginning on the date of termination of S corporation status and ending June 30, 1999, approximately one month.

Deferred taxes result from temporary differences in the recognition of certain revenue and expense items for income tax and financial reporting purposes. The significant components of the Company's deferred taxes as of June 30, 1999 are as follows:

         Deferred tax assets:
              Net operating loss carryover               $     17,398
              Allowance for bad debts                             149
                                                         ------------
                                                               17,547
         Deferred tax liabilities:
              Depreciation                                          -
                                                         ------------
                                                               17,547
         Less: Valuation allowance                            (17,547)
                                                         ------------

              Net deferred taxes                         $          -
                                                         ============


The increase in the valuation allowance was $17,547 for the six months ended June 30, 1999.

The Company has available at June 30, 1999, $51,172 of unused operating loss carryforwards that may be applied against future taxable income and that expire in 2014.

                           HOLLOWAY PUBLICATIONS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             JUNE 30, 1999 AND 1998
              (Unaudited - See Accountants' Disclaimer of Opinion)

NOTE 3 - INCOME TAXES - Continued

The principal reasons for the difference between the effective income tax rate and the federal statutory income tax rate are as follows:

              Federal benefit expected at statutory rate          $     (4,828)
              Operating losses with no current benefit                  17,398
              Accumulated cash to accrual adjustments                  (12,570)
                                                                   -----------
                                                                  $          -
                                                                   ===========


NOTE 4 - YEAR 2000 ISSUES

     Because many computer systems and programs use only two digits to record the year in date fields, such systems may not be able to accurately process dates including the year 2000 and after. The effects of this problem will vary from system to system and may result in a major system failure, or adversely affect a company's operations as well as the ability to prepare financial statements.

     In order to determine the impact that Year 2000 issues have on the Company,
(1) a complete assessment of all systems potentially affected by Year 2000 issues needs to be completed, and (2) management needs to determine the consequences that its Year 2000 issues would have on its business, results of operations, and financial condition. The Company's assessment of its Year 2000 issues includes addressing whether third parties with whom the Company has a material relationship are Year 2000 compliant.

     At the current time, the Company has conducted a comprehensive review of its computer systems to identify the systems that could be affected by the Year 2000 issue and is developing an implementation plan to resolve the issue. In addition, the Company is in the process of identifying all third parties with whom the Company has a material relationship so that they may determine if such parties are Year 2000 compliant. The Company presently believes that, with modifications to existing software and conversion to new software, the Year 2000 problem will not pose significant operational problems for the Company's computer systems as so modified and converted. However, if such modifications and conversions are not completed timely, the Year 2000 may have a material impact on the operations of the Company. Additionally, if the Company's customers and vendors are unable to resolve such processing issues in a timely manner, it could result in material financial risk.

                     HOMESEEKERS.COM, INC. AND SUBSIDIARIES
             PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS




         Pro Forma Condensed Consolidated Financial Statements        1

         Pro Forma Condensed Consolidated Balance Sheet
            March 31, 1999                                            2

         Pro Forma Condensed Consolidated Statement of Income
            for the Nine Months Ended March 31, 1999                  3

         Pro Forma Condensed Consolidated Statement of Income
            for the Year Ended June 30, 1998                          4

         Notes to Proforma Condensed Consolidated
            Financial Statements                                   5-7

                     HOMESEEKERS.COM, INC. AND SUBSIDIARIES

              PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

         On May 28, 1999, HomeSeekers.com ("Company") acquired all the issued and outstanding shares of the common stock of Holloway Publications, Inc. ("Holloway"), a non-public real estate magazine publication company located in Indiana, in exchange for 150,872 shares of the Company's common stock, valued at $971,163 based on the approximate fair market value of the common stock at the date of acquisition.

         In connection with the acquisition, the Company entered into an employment contract with the key employee of Holloway, which includes certain provisions for incentive bonuses payable in the form of additional issuances of the Company's common stock if Holloway's net income meets or exceeds certain levels. Holloway had approximately $400,000 of debt which pursuant to its terms was required to be repaid upon the occurrence of certain events, including a change in ownership of Holloway. Subsequent to the purchase, the Company advanced Holloway approximately $475,000 to payoff the debt and certain outstanding accounts payable.

         The acquisition was accounted for using the purchase method of accounting and resulted in the assumption of net liabilities of approximately $330,000. The purchase price was allocated substantially to acquired goodwill, the customer base, accounts receivable and equipment acquired in the acquisition.

         The accompanying condensed consolidated financial statements illustrate the effect of the acquisition ("Pro Forma") on the Company's financial position and results of operations. The condensed consolidated balance sheet as of March 31, 1999 is based on the historical balance sheets of the Company and Holloway as of that date and assumes the acquisition took place on that date. The condensed consolidated statements of income for the nine months ended March 31, 1999 and the year ended June 30, 1998 are based on the historical statements of income of the Company and Holloway for those periods. The pro forma condensed consolidated statements of income assume the acquisition took place on July 1, 1997.

         Holloway reported on a calendar year. To prepare the condensed consolidated financial statements, the financial information of Holloway had to be prepared as of March 31, 1999.

         The pro forma condensed consolidated financial statements may not be indicative of the actual results of the acquisition. In particular, the pro forma condensed consolidated financial statements are based on management's current estimate of the allocation of the purchase price, the actual allocation of which may differ.

         The accompanying condensed consolidated pro forma financial statements should be read in connection with the historical financial statements of the Company and Holloway.


                     HOMESEEKERS.COM, INC. AND SUBSIDIARIES
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 1999

                                                      HomeSeekers.com,            Holloway
                                                           Inc.              Publications, Inc.       Adjustments        Pro Forma
                                                      ---------------        ------------------       -----------        ---------
                                                                      ASSETS
Current Assets
      Cash                                                  $  8,831,948               $   2,937   B    $ (475,184)    $  8,359,701
      Accounts receivable                                      1,664,653                 112,169                          1,776,822
      Accounts receivable - Related parties                       94,712                       -                             94,712
      Accounts receivable - Employee                              50,000                       -                             50,000
      Prepaid expenses                                           179,153                     575                            179,728
                                                          --------------          --------------                      -------------
        Total Current Assets                                  10,820,466                 115,681                         10,460,963
                                                          --------------          --------------                      -------------

 Investments                                                     300,000                       -                            300,000
 Property and equipment - net                                    879,587                 114,526                            994,113
 Intangible assets - net                                         921,672                       -   A     1,304,433        2,226,105
 Other assets                                                    489,450                 104,250                            593,700

                                                          --------------          --------------                      -------------
 Total Assets                                               $ 13,411,175               $ 334,457                       $ 14,574,881
                                                          ==============          ==============                      =============

                                                     LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

 Current Liabilities
      Accounts payable                                      $    269,749               $ 131,963   B       (71,881)    $    329,831
      Accrued liabilities                                        118,219                   1,004                            119,223
      Current portion of capital lease obligations                     -                  17,146                             17,146
      Notes payable                                                5,000                 120,424   B      (112,019)          13,405
      Convertible debt                                            30,000                       -                             30,000
      Deferred revenue                                         2,695,454                  12,520                          2,707,974
                                                          --------------          --------------                      -------------
                                                               3,118,422                 283,057                          3,217,579
                                                          --------------          --------------                      -------------

 Long-Term Liabilities
      Notes payable                                                    -                 277,362   B      (277,362)               -
      Notes payable - related parties                                  -                  26,000   B       (13,000)          13,000
      Capital lease obligation                                         -                  62,031                             62,031
                                                          --------------          --------------                      -------------
                                                                       -                 365,393                             75,031
                                                          --------------          --------------                      -------------
                                                                                                   A       971,163
                                                                                                   A       333,270
 Stockholders' Equity (Deficit)                               10,292,753                (313,993)  B          (922)      11,282,271
                                                          --------------          --------------                      -------------
 Total Liabilities & Stockholders' Equity (Deficit)         $ 13,411,175               $ 334,457                       $ 14,574,881
                                                          ==============          ==============                      =============


      See Notes to Pro Forma Condensed Consolidated Financial Statements.

                     HOMESEEKERS.COM, INC. AND SUBSIDIARIES
              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                    FOR THE NINE MONTHS ENDED MARCH 31, 1999

                                                     HomeSeekers.com,            Holloway
                                                           Inc.             Publications, Inc.    Adjustments      Pro Forma
                                                     ---------------        ------------------    -----------      ---------
Revenues                                              $  2,571,878             $ 1,016,180                      $  3,588,058

Cost of sales                                              344,254                 531,611                           875,865
                                                     -------------           -------------                     -------------
     Gross profit                                        2,227,624                 484,569                         2,712,193

Operating expenses                                       4,774,629                 372,779     C      65,222       5,212,630
                                                     -------------           -------------                     -------------
     Net loss from operations                           (2,547,005)                111,790                        (2,500,437)

Other Income (Expense)                                     272,349                (463,675)    D      22,408        (168,918)
                                                     -------------           -------------                     -------------
     Loss before provision for income taxes             (2,274,656)               (351,885)                       (2,669,355)

Provision for income taxes                                   1,240                       -                             1,240
                                                     -------------           -------------                     -------------
     Net loss before other comprehensive income         (2,275,896)               (351,885)                       (2,670,595)

Other Comprehensive Income
     Unrealized gain on securities, net of tax             700,000                       -                           700,000
                                                     -------------           -------------                     -------------
     Net Comprehensive Loss                           $ (1,575,896)            $  (351,885)                     $ (1,970,595)
                                                     =============           =============                     =============

Loss per share                                        $      (0.32)                                             $      (0.36)
                                                     =============                                             =============

Weighted average number of shares
     outstanding                                         9,125,093                                                 9,125,093
                                                     =============                                             =============

      See Notes to Pro Forma Condensed Consolidated Financial Statements.

                     HOMESEEKERS.COM, INC. AND SUBSIDIARIES
              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                        FOR THE YEAR ENDED JUNE 30, 1998


                                                      HomeSeekers.com,            Holloway
                                                           Inc.              Publications, Inc.      Adjustments       Pro Forma
                                                           ----              ------------------      -----------       ---------
Revenues                                                  $ 1,666,570             $ 1,059,986                         $ 2,726,556

Cost of sales                                                 338,415                 435,475                             773,890
                                                         ------------          --------------                       -------------
     Gross profit                                           1,328,155                 624,511                           1,952,666

Operating expenses                                          3,984,875                 436,206      C       86,962       4,508,043
                                                         ------------          --------------                       -------------
     Net loss from operations                              (2,656,720)                188,305                          (2,555,377)

Other Income (Expense)                                       (185,575)                (15,768)     D        7,705        (193,638)
                                                         ------------          --------------                       -------------
     Loss before provision for income taxes                (2,842,295)                172,537                          (2,749,015)

Provision for income taxes                                          -                       -                                   -
                                                         ------------          --------------                       -------------
     Net loss before extraordinary item                    (2,842,295)                172,537                          (2,749,015)

Extraordinary item-gain on extinguishment of debt              46,750                       -                              46,750
                                                         ------------          --------------                       -------------
     Net loss                                            $ (2,795,545)              $ 172,537                        $ (2,702,265)
                                                         ============          ==============                       =============

Loss per share                                                $ (0.51)                                                    $ (0.50)
                                                         ============                                               =============

Weighted average number of shares
     outstanding                                            6,199,343                                                   6,199,343
                                                         ============                                               =============

      See Notes to Pro Forma Condensed Consolidated Financial Statements.

                     HOMESEEKERS.COM, INC. AND SUBSIDIARIES
                    NOTES TO PROFORMA CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS


NOTE 1 - ACQUISITION OF HOLLOWAY PUBLICATIONS, INC.
---------------------------------------------------

The pro forma adjustments to the condensed consolidated balance sheet are as follows:

A) To record the acquisition of Holloway and the allocation of the purchase price on the basis of the fair values of the assets acquired and liabilities assumed. The components of the purchase price are as follows:

         Purchase Price (150,872 shares)                        $   971,163

         Liabilities assumed                                        696,247

         Assets acquired                                           (362,977)
                                                                -----------
         Cost in excess of net assets acquired                  $ 1,304,433
                                                                ===========


B) To record the subsequent payoff of liabilities of Holloway considered part of the acquisition of Holloway. The components of the payoff of liabilities are as follows:

         Payoff of term bank loan                               $     319,381
         Payoff of bank line of credit                                 70,000
         Paydown of related party loan                                 13,000
         Interest expense to payoff date                                  922
         Payment of certain accounts payable                           71,881
                                                                -------------

         Total Cash Used by Holloway                            $     475,184
                                                                =============

         Total Cash Provided by the Company                     $     475,184
                                                                =============

                     HOMESEEKERS.COM, INC. AND SUBSIDIARIES

                    NOTES TO PRO FORMA CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS


NOTE 2 - ADJUSTMENTS TO THE CONDENSED CONSOLIDATED STATEMENTS OF INCOME
-----------------------------------------------------------------------

Holloway reported on a fiscal year ending December. To properly consolidate the two entities, Holloway's financial statements were restated to an interim period ending March and a fiscal year ending June. Interim income statements were added and subtracted to arrive at the nine month and twelve month fiscal periods. The following is a summary of amounts included and excluded to arrive at the restated statements (rounded):


FOR THE NINE MONTH PERIOD ENDED MARCH 31, 1999
----------------------------------------------

                                                                                                 Net
                                           Gross                      Gross                    Income
                                         Revenues                     Profit                   (Loss)
                                         --------                     ------                   ------
12 Months ended 12/31/98               $ 1,269,500              $     647,000             $   (303,900)

Add:
Three months ended 3/31/99                 332,300                    154,600                   18,900

Less:
Six months ended 6/30/98                   585,600                    317,000                   66,900
                                    --------------              -------------            -------------

                                       $ 1,016,200                $   484,600            $    (351,900)
                                    ==============              =============            =============

FOR THE TWELVE MONTH PERIOD ENDED JUNE 30, 1998
-----------------------------------------------
12 Months ended 12/31/97              $ 1,019,500               $   574,000               $   133,000

Add:
Six months ended 6/30/98                  585,600                   317,000                    66,900

Less:
Six months ended 6/30/97                  545,100                   266,400                    27,300
                                    -------------             -------------             -------------

                                      $ 1,060,000               $   624,600               $   172,600
                                    =============             =============             =============

                                       6

                     HOMESEEKERS.COM, INC. AND SUBSIDIARIES

                    NOTES TO PRO FORMA CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS


NOTE 2 - ADJUSTMENTS TO THE CONDENSED CONSOLIDATED STATEMENTS OF INCOME -
-------------------------------------------------------------------------
Continued

The pro forma condensed consolidated statements of income were then adjusted as follows:

                                                     Nine Months Ended                  Year Ended
                                                      March 31, 1999                  June 30, 1998
                                                     -----------------                -------------
(C) Adjustments to operating expenses:

         Amortization of Goodwill
             over 15 years                            $         65,222               $        86,962
                                                      ================               ===============


(D) Adjustments to interest expense:

         Interest expense on loan
             payoffs                                  $         22,408               $         7,705
                                                      ================               ===============




                                       7